Exhibit 99.4

TPT MedTech's Point-of-Care "QuikLAB(TM)" Officially Opens for Business in Alameda County, California

TPT Global Tech's MedTech Subsidiary Launches Mobile, Point-of-Care Laboratory for Rapid and On-Demand Diagnostics

SAN DIEGO, CA / ACCESSWIRE / April 16, 2021 / TPT Global Tech, Inc. ("TPTW" or the "Company") (OTCQB:TPTW) today announced its TPT MedTech, LLC ("TPT MedTech") subsidiary will officially open its first mobile Covid 19 testing and general diagnostic "QuikLAB" facility in Alameda County, California.. The "QuikLAB" is scheduled to be fully operational beginning Saturday April 26th at the Harbor Light Community Church on Thornton Ave . The hours of operation will be from 9 am to 7pm Monday thru Saturday.

The company will conduct a soft-launch starting April 17, 2021 to train its staff and test friends and family. The "QuikLAB" will offer three Covid 19 tests: Antibody, Molecular (ie NAAT or PCR) and Antigen) when fully operational. Customers can go to the company's website "THEQUIKLAB.com," the Apple Store and Google Play store to download the company's APP and web app to make appointments and register for their Covid 19 test.

TPT plans to open up to 4 additional "QuikLABS" during the 2nd quarter of 2021 in Alameda County and is presently scouting locations to place the additional labs. The TPT MedTech "QuikLABs" are more than collection centers, they are complete, turnkey CLIA-certified testing facilities. Tests are performed in real-time at each location and results are then delivered to each customer via the company's "QuikLAB" App in approximately 15 minutes.

"We are so pleased that TPT MedTech will open its first California QuikLAB, right in our own backyard. As a California-based company, its makes us all proud to help our State fight this virus. Our TPT MedTech team in Northern California and the local leaders in Alameda County have banded together to get this first "QuikLAB" online. The technology that we are implementing truly sets us apart from other testing sites in California," said Stephen Thomas, Chairman & CEO of TPT Global Tech.

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. It's TPT MedTech subsidiary is a provider of Covid/Health testing services on a global scale and its industry-leading platforms are helping travelers get back to travel, events take place and generally speaking helping life get back to a new normal. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Shep Doniger
561-637-5750
sdoniger@bdcginc.com

IR-Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.